AMENDMENT NUMBER SIX

                                TO THE

                         PAUL MUELLER COMPANY
                    SALARIED AND CLERICAL EMPLOYEES
                            RETIREMENT PLAN

    WHEREAS, Paul Mueller Company (the "Company") adopted the Paul Mueller Company Salaried and Clerical Employees Retirement Plan (the "Plan") effective July 3, 1957; and

    WHEREAS, the Company amended and restated the Plan effective
January 1, 1989; and

    WHEREAS, the Company retained the right to amend the Plan pursuant to Section XIV thereof;

    NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

    1. In each place where it appears, the name of the Plan is amended to read as follows:

        Paul Mueller Company Noncontract Employees Retirement Plan

    2.  Section 1.11 is amended to read as follows:

        1.11 Employee - Any person employed by the Company, excluding anyone compensated on a retained or fee basis, any leased employee as defined in Section 414(n) of the Code, and anyone represented for collective bargaining purposes by Sheet Metal Workers International Associa-tion Local No. 208. Directors of the Company are not Employees merely by virtue of being Directors.

    3.  Section 2.01 is amended to read as follows:

        2.01 Every salaried and clerical Employee on July 1, 1976, who was a member of the Plan on June 30, 1976, shall continue to be a member under the amended provisions of the Plan. Every salaried or clerical Employee who has met the following requirements on July 1, 1976, shall become a member on that date. Each other Employee shall become a member after July 1, 1976, on the first day of the month coinciding with or next following the date when he first meets all of the following requirements:

              (A) He must be an Employee who is not eligible, or
                  no longer eligible, for Contract Employee Plan
                  Coverage;

              (B) He must have completed one Year of Service; and

              (C) He must have attained his 25th birthday (21st
                  birthday effective January 1, 1985);

              provided, however, that an Employee shall not accrue a benefit under this Plan unless he completes at least one Hour of Service while a member of the Plan.

    4.  Section 2.02 is amended to read as follows:

        2.02 A re-employed Employee whose previous Service terminated on or after July, 1, 1976, when he was a member of the Plan, shall again be a member as of his re-employment date, provided he has not lost credit for his previous Years of Service. However, he must again satisfy re-quirements (A), (B), and (C) of Section 2.01 to become a member.

    The change in the name of the Plan shall be effective as of January 1, 1996. The other changes made by this Amendment merely clarify existing Plan provisions, and therefore need no effective date.

    IN WITNESS WHEREOF, PAUL MUELLER COMPANY has caused this instru-ment to be duly executed this 6th day of May, 1996.

                                   PAUL MUELLER COMPANY

                                   /S/      DANIEL C. MANNA
                                   ---------------------------------
Attest:

/S/     DONALD E. GOLIK
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Secretary